EXHIBIT 99.1

First Financial Bancorp Reports 2008 Financial Results

▪	Full-year 2008 net income of $23.0 million and earnings per diluted share of $0.61

▪	Fourth quarter 2008 net income of $2.1 million and earnings per diluted share of $0.06

▪	Increased the allowance for loan and lease losses to 1.34% of total loans at December 31, 2008 from 1.14% at September 30, 2008

– Allowance for loan and lease losses was 197% of nonperforming loans at December 31, 2008

▪	Capital and liquidity remain strong

– Total regulatory capital exceeded the minimum required by $161.9 million

▪	Continued growth in commercial lending

– Fourth quarter 2008 average commercial loans increased 11% on an annualized basis from the third quarter of 2008

– Full-year 2008 average commercial loans increased 15% from the full-year of 2007

▪	Quarterly common dividend reduced to $0.10 per share effective in the second quarter of 2009

Cincinnati, Ohio – January 28, 2009 — First Financial Bancorp (Nasdaq: FFBC) announced today results for the full-year and fourth quarter of 2008. For the full-year of 2008, net income was $23.0 million and earnings per diluted share were $0.61, compared with net income of $35.7 million and earnings per diluted share of $0.93 for the full-year of 2007. For the fourth quarter of 2008, net income was $2.1 million and earnings per diluted share were $0.06, compared with net income of $10.7 million and earnings per diluted share of $0.29 for the fourth quarter of 2007, and net income of $5.7 million and earnings per diluted share of $0.15 for the third quarter of 2008.

The following table presents First Financial’s return on average assets and return on average shareholders’ equity for the third and fourth quarters of 2008, the fourth quarter of 2007, and the full-years of 2008 and 2007.

Table I
	Quarter			Year
	4Q-08	3Q-08	4Q-07	2008	2007

Return on Average Assets	0.23%	0.66%	1.27%	0.67%	1.08%

Return on Average Shareholders' Equity	2.89%	8.24%	15.37%	8.21%	12.73%

Fourth quarter 2008 results, when compared with the third quarter of 2008, were impacted by the previously announced increase in the loan loss reserve and a higher level of net charge-offs due to the rapid deterioration in the overall economic environment. The financial impact of these items was a decrease to fourth quarter 2008 net income and earnings per diluted share on an after-tax basis of $4.9 million, or $0.13 per share, respectively.

The following table presents a summary of significant items impacting results for the third and fourth quarters and full-years of 2008 and 2007.

Table II	($ in thousands, excluding per share data)
	2008			2007
	Full-Year	4Q	3Q	Full-Year	4Q	3Q

Loss on FHLMC shares*	$(3,738)	$(137)	$(3,400)	$-	$-	$-

Increase in Loan Loss Reserve & Higher Charge-offs	(7,539)	(7,539)	-	-	-	-

Gain on Sale of Merchant Payment Processing Portfolio	-	-	-	5,501	5,501	-

Pension Settlement Charges	-	-	-	(2,222)	(2,222)	-

Gains on Sales of Investment Securities (VISA 2008; MasterCard 2007)	1,585	-	-	367	-	367

Gain on Sale of Mortgage Servicing Rights	-	-	-	1,061	-	-

Visa Member Litigation Charges	-	-	-	(461)	(461)	-

Impact to Pre-Tax Net Income	$(9,692)	$(7,676)	$(3,400)	$4,246	$2,818	$367
After-Tax Impact to Earnings Per Diluted Share	$(0.17)	$(0.13)	$(0.06)	$0.07	$0.05	$0.01

* Loss related to the company's investment in 200,000 Federal Home Loan Mortgage Corporation (FHLMC) perpetual preferred series V shares.

Commenting on the company’s results, Claude Davis, First Financial Bancorp’s president and chief executive officer said, “We are taking a number of steps to better position ourselves for these uncertain economic conditions. Throughout 2008, the company grew commercial loans, controlled its expenses, and maintained strong capital and liquidity levels. We are carefully managing the company for continued long-term success and making the appropriate decisions to support continued client growth in a difficult economy. Our associates are to be commended for their dedication and hard work. As a result of their efforts we were able to profitably manage the company during these unprecedented times and deliver to our clients’ products and services from a bank they know they can depend on.”

“Given the ongoing decline in economic conditions, and in a continued effort to further strengthen our capital level, the board of directors has made the decision to reduce the quarterly cash dividend to common shareholders, effective with the next quarterly dividend payment,” added Mr. Davis. “The expected quarterly cash dividend will be reduced to $0.10 per share from the previous $0.17 per share. We believe that this action is consistent with our other capital management strategies and will further boost our already strong capital levels. While it is difficult to predict when stability will return to the U.S. economy, we believe that our excess risk-based capital position will allow the company to successfully weather the economic challenges that lie ahead, and still allow us to take advantage of growth opportunities.”

For additional information on First Financial’s comparable financial results, please refer to the discussions that follow detailing revenue and expense fluctuations.

DETAILS OF RESULTS
Unless otherwise noted, all amounts discussed in this earnings release are pre-tax except net income and per-share data which are presented after-tax. Percentage changes are not annualized unless specifically noted.

CREDIT QUALITY
The following table presents First Financial’s key credit quality metrics.

Table III
	Three Months Ended					Twelve Months Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Total Nonperforming Loans	$18,185	$14,038	$15,366	$15,253	$14,680	$18,185	$14,680
Total Nonperforming Assets	$22,213	$18,648	$19,129	$17,621	$17,316	$22,213	$17,316

Nonperforming Assets as a % of:
Period-End Loans, Plus Other Real Estate Owned	0.83%	0.70%	0.71%	0.67%	0.67%	0.83%	0.67%
Total Assets	0.60%	0.53%	0.55%	0.53%	0.51%	0.60%	0.51%

Nonperforming Loans as a % of Total Loans	0.68%	0.53%	0.57%	0.58%	0.56%	0.68%	0.56%

Allowance for Loan & Lease Losses	$35,873	$30,353	$29,580	$29,718	$29,057	$35,873	$29,057
Allowance for Loan & Lease Losses as a % of:
Period-End Loans	1.34%	1.14%	1.11%	1.14%	1.12%	1.34%	1.12%
Nonaccrual Loans	199.5%	219.5%	199.7%	202.3%	205.9%	199.5%	205.9%
Nonperforming Loans	197.3%	216.2%	192.5%	194.8%	197.9%	197.3%	197.9%

Total Net Charge-Offs	$4,955	$2,446	$2,631	$2,652	$1,719	$12,594	$5,981
Annualized Net-Charge-Offs as a % of Average Loans & Leases	0.73%	0.36%	0.40%	0.40%	0.26%	0.47%	0.24%

First Financial’s credit quality trends were relatively stable and within their expected range throughout most of 2008. However, toward the end of the year, the company began to experience some deterioration within its commercial lending portfolios as borrowers came under increased stress due to the continued economic downturn, eroding real estate values and increasing levels of unemployment. During the fourth quarter, the company announced its intentions to charge-off two large and previously identified credits from its commercial and commercial real estate lending portfolios. This action resulted in a $2.4 million increase to net charge-offs compared with the third quarter 2008 level. These two credits were 9 basis points of the full-year 2008 net charge-offs to average loans and leases ratio of 47 basis points.

Also consistent with the deteriorating economic conditions, the resolution of problem credits across all lending portfolios has begun to take longer than previously experienced, resulting in nonperforming loans increasing at a faster pace than historical levels. At the end of the fourth quarter of 2008, total nonperforming loans increased $4.1 million to $18.2 million, or 0.68% of total loans, compared with $14.0 million, or 0.53% of total loans at the end of the third quarter of 2008.

Although credit costs trended higher during the fourth quarter of 2008, coverage ratios remained strong. The allowance for loan and lease losses as a percent of nonperforming loans was 197.3% at the end of the fourth quarter of 2008, compared with 216.2% at the end of the third quarter of 2008.

First Financial believes that its fourth quarter and full-year 2008 credit costs, although higher than previous levels, are still favorable relative to industry and peer levels.

Total loans 30 to 89 days past due at December 31, 2008 were $22.6 million, or 0.84% of period end loans, compared with $22.3 million, or 0.84% at September 30, 2008, and $26.5 million, or 1.02% at December 31, 2007. Management closely monitors these trends and ratios and currently considers the level of delinquent loans consistent with its expectation of the total loan portfolio’s behavior.

The allowance for loan and lease losses grew a net $5.5 million from the third quarter level. This increase reflects the company’s recognition of a continuing decline in economic conditions and the uncertainty surrounding the timing of an economic recovery. The allowance for loan and lease losses as a percent of period-end loans is based on the estimated potential losses inherent in the loan portfolio in today’s economic environment. The company believes that the $35.9 million allowance for loan and lease losses at December 31, 2008 or 1.34% of period end loans is adequate to absorb probable credit losses inherent in its lending portfolio.

Other real estate owned decreased $0.6 million to $4.0 million at December 31, 2008 from $4.6 million at September 30, 2008, and increased $1.4 million from $2.6 million at December 31, 2007. The linked quarter decrease was primarily as a result of net dispositions and valuation adjustments during the quarter, and the year over year increase was primarily a result of net additions of both commercial and residential real estate during the year.

For further details on the quarter-over-quarter and year-to-date changes in credit quality, please see the attached Credit Quality schedule.

CAPITAL MANAGEMENT
All regulatory capital ratios exceeded the amounts necessary to be classified as “well-capitalized” at December 31, 2008. In addition, total regulatory capital exceeded the “minimum” requirement by approximately $161.9 million, on a consolidated basis. The following table presents the regulatory capital ratios for First Financial Bancorp and its subsidiary, First Financial Bank at December 31, 2008.

Table IV	FFBC	Bank	Regulatory "well-capitalized" minimum
Leverage Ratio	10.00%	8.77%	5%
Tier 1 Capital Ratio	12.38%	10.86%	6%
Total Risk-based Capital Ratio	13.62%	12.37%	10%
EOP Tangible Equity / EOP Tangible Assets	8.70%	N/A	N/A
EOP Tangible Common Equity / EOP Tangible Assets	6.52%	N/A	N/A

N/A = not applicable

As previously discussed, the board of directors has made the decision to reduce the quarterly cash dividend to common shareholders effective with the next quarterly dividend. The expected quarterly cash dividend will be reduced to $0.10 per share from the previous $0.17 per share. The board has determined that a dividend payout range of between 40% and 60% of earnings available to common shareholders is appropriate as a long-term target.

U.S. TREASURY CAPITAL PURCHASE PROGRAM
On December 23, 2008, First Financial completed the sale of $80.0 million in perpetual preferred securities to the U.S. Treasury under its Capital Purchase Program (CPP), as a component of its Troubled Asset Relief Program (TARP), representing approximately 3.0% of risk-weighted assets at September 30, 2008. First Financial will begin reporting the use of this capital in both its quarterly earnings releases and quarterly and annual SEC filings.

Use of Capital
First Financial has both a short and long-term plan for utilization of the CPP proceeds. In anticipation of the receipt of the $80.0 million in capital, the company began purchasing agency-guaranteed, mortgage-backed securities. The investment portfolio specifically designated as the CPP Investment Portfolio totaled approximately $121.9 million at December 31, 2008. The ratio of investments to capital, or leverage on the CPP capital, was 1.5 times the proceeds received. The company has established an internal maximum on the CPP Investment Portfolio not to exceed 5 times. Additional information on these investment securities is provided within the Investment section of this news release.

It is expected that as additional lending opportunities become available, the cash flows from the CPP Investment Portfolio will provide sufficient liquidity and capital support for redeployment into loans.

The company expects that earnings from the CPP Investment Portfolio will have a positive effect on net interest income and should exceed the quarterly dividends payable to the U.S. Treasury on its investment in the preferred shares.

Although loan growth remained relatively strong throughout 2008, First Financial is evaluating several ways to increase lending volume consistent with the intent of the CPP program. The company is also working with its third-party servicer for residential mortgage loans to evaluate appropriate foreclosure modification solutions. Additional details on these programs will be disclosed as they are implemented.

Funding
Funding for the CPP Investment Portfolio is being evaluated in order to take advantage of the low interest rate environment. While the goal is to achieve duration-matched funding in the near future, the portfolio was funded with short-term borrowings as of December 31, 2008.

NET INTEREST INCOME & NET INTEREST MARGIN

Table V	Quarter			Year
	4Q-08	3Q-08	4Q-07	2008	2007
Net Interest Income	$30,129	$29,410	$29,079	$116,202	$118,500
Net Interest Margin	3.67%	3.68%	3.79%	3.71%	3.94%
Net Interest Margin (fully tax equivalent)	3.71%	3.73%	3.86%	3.77%	4.01%

Since September 2007, the Federal Reserve has decreased the targeted federal funds rate 10 times from 5.25% to 0.25%, which has led to a decline in most market interest rates and negatively impacted the company’s asset sensitive balance sheet. The net interest margin began to stabilize in the last half of 2008. However, as a result of further interest rate reductions late in the year, the net interest margin is expected to experience continued downward pressure.

Full-year 2008 net interest income declined $2.3 million from the full-year of 2007, while fourth quarter 2008 net interest income increased $1.1 million from the fourth quarter of 2007, and $0.7 million from the third quarter of 2008. Increases in the end of period and average commercial lending portfolios combined with growth in the investment securities portfolio have partially offset the effects of market interest rate declines on net interest income. Although average total deposits declined throughout the year, a mix shift in deposits from higher-cost certificates of deposits to lower-cost transaction-based accounts has had a positive impact on the net interest margin.

For further details on the quarter-over-quarter and year-to-date changes in the net interest margin, please see the attached Net Interest Margin Rate / Volume Analysis

NONINTEREST INCOME
▪	Full-year 2008 noninterest income was $51.7 million, compared with $63.6 million for the full-year of 2007.
▪	Fourth quarter 2008 noninterest income was $12.6 million, compared with $20.3 million in the fourth quarter of 2007, and $10.5 million in the third quarter of 2008.

The following table presents a summary of significant items impacting noninterest income for the periods mentioned above.

Table VI	Quarter			Year
	4Q-08	3Q-08	4Q-07	2008	2007

Loss on FHLMC shares	$(137)	$(3,400)	$-	$(3,738)	$-

Gain on Sale of Merchant Payment Processing Portfolio	-	-	5,501	-	5,501

Gain on Sale of Mortgage Servicing Rights	-	-	-	-	1,061

Gains on Sales of Investment Securities (VISA 2008; MasterCard 2007)	-	-	-	1,585	367

Impact to Noninterest Income	$(137)	$(3,400)	$5,501	$(2,153)	$6,929

Full-year 2008 noninterest income declined $11.8 million from 2007’s comparable period. Excluding the significant items mentioned above, full-year 2008 noninterest income declined $2.8 million from the full-year of 2007. This decline was primarily due to $1.1 million in lower service charges on deposit accounts, and $1.0 million in lower trust and wealth management fees, as well as lower earnings on bank-owned life insurance.

Fourth quarter 2008 noninterest income declined $7.6 million from the fourth quarter of 2007, and increased $2.2 million from the third quarter of 2008. Excluding the significant items mentioned above, fourth quarter 2008 noninterest income declined $2.0 million from the fourth quarter of 2007 and $1.1 million from the third quarter of 2008. The declines from both periods were primarily due to lower service charges on deposit accounts, which declined $0.6 million from both the fourth quarter of 2007 and the third quarter of 2008, and lower trust and wealth management fees, which declined $1.2 million from the fourth quarter of 2007, and $0.6 million from the third quarter of 2008.

The company believes that the economic downturn, which has taken its toll on the spending habits of U.S. consumers and negatively impacted U.S. retail sales for six consecutive months, has also negatively affected First Financial’s client transaction volumes and led to lower deposit service charges both on a linked-quarter and year-over-year basis. The declines related to trust and wealth management fees are attributable to decreases in investment advisory and trust fees that are a result of lower asset valuations given overall market declines. Since June 30, 2008, assets under management by the company’s wealth management division have declined by approximately $344.0 million or 17.0% to $1.7 billion at December 31, 2008, primarily as a result of equity market value declines.

NONINTEREST EXPENSE
▪	Full-year 2008 noninterest expense was $115.2 million, compared with $120.7 million for the full-year of 2007.
▪	Fourth quarter 2008 noninterest expense was $29.8 million, compared with $31.4 million in the fourth quarter of 2007, and $28.3 million in the third quarter of 2008.

The following table presents a summary of significant items impacting noninterest expense for the fourth quarter of 2007 and the full-years of 2007 and 2008. There were no significant items impacting noninterest expense during the third and fourth quarters of 2008.

Table VII	Quarter	Year
	4Q-07	2008	2007

Pension Settlement Charges	$2,222	$-	$2,222

Visa Member Litigation Charges	461	-	461

Liability for Retiree Medical Benefits	-	(1,285)	-

Severance Costs	-	-	1,620

(Gain) Loss on Properties & Fixed Assets	(227)	-	(575)

Impact to Noninterest Expense	$2,456	$(1,285)	$3,728

Full-year 2008 noninterest expense declined $5.6 million from the full-year of 2007. Excluding the significant items mentioned above, full-year of 2008 noninterest expense declined $0.6 million from the full-year of 2007. This decline was primarily attributable to lower salaries and benefits, as well as a decrease in incentive-based compensation.

Fourth quarter 2008 noninterest expense declined $1.5 million from the fourth quarter of 2007, and increased $1.5 million from the third quarter of 2008. Excluding the significant items mentioned above, fourth quarter 2008 noninterest expense increased $0.9 million from the fourth quarter of 2007. This increase was attributable to higher marketing costs and retirement plan expenses that were partially offset by lower incentive compensation, communications and professional service expenses during the quarter. The increase from the third quarter was due to higher marketing, and seasonal increases in both healthcare and retirement plan expenses, as well as a loss on the disposition of other real estate.

INCOME TAXES
Income tax expense was $10.4 million and the effective tax rate was 31.2% for the full-year of 2008, compared with income tax expense of $18.0 million and an effective tax rate of 33.5% for the full-year of 2007.  Income tax expense was $0.4 million and the effective tax rate was 15.1% for the fourth quarter of 2008, compared with income tax expense of $5.6 million and an effective tax rate of 34.5% for the fourth quarter of 2007. The lower effective tax rate for the fourth quarter and full-year of 2008 was due to the marginal impact of lower pre-tax earnings.

LOANS
In the third and fourth quarters of 2008, First Financial took steps to further manage the risk profile of its balance sheet by securitizing a total of $89.0 million in residential mortgage loans into agency guaranteed, mortgage-backed securities collateralized by those loans. The fourth quarter securitization consisted of $30.5 million in loans and the third quarter securitization consisted of $58.5 million in loans. These securitizations resulted in a reduction in credit risk on the balance sheet and a lower regulatory risk weighting for those assets. The assets remain on the balance sheet, but are now accounted for as investment securities available-for-sale rather than residential real estate loans.

INVESTMENTS
During the second quarter of 2008, First Financial began to increase the size of its investment portfolio. Since the end of the first quarter, the portfolio has grown approximately $307.8 million on a net basis. Approximately $194.2 million of securities were added during the fourth quarter of 2008, including $30.5 million in residential mortgage loans that were securitized and are now included in the investment securities portfolio. The portfolio selection criteria will continue to avoid securities that are backed by sub-prime assets and also those containing assets that would give rise to material geographic concentrations. At December 31, 2008, First Financial held approximately 82.7% of its available-for-sale securities in residential mortgage related investments, substantially all of which are held in highly-rated, agency-backed pass-through instruments.

Securities available-for-sale at December 31, 2008 were $659.8, compared with $306.9 million at December 31, 2007, and $492.6 million at September 30, 2008. The combined investment portfolio was 18.7% and 10.3% of total assets at December 31, 2008 and 2007, respectively, and 15.2% of total assets at September 30, 2008.

The company recorded, as a component of equity in accumulated other comprehensive income, an   unrealized after-tax gain in the investment portfolio of approximately $6.9 million at December 31, 2008, compared with an unrealized gain of $0.5 million at September 30, 2008, and an unrealized gain of $0.3 million at December 31, 2007.

The following table presents a summary of the total investment portfolio at December 31, 2008.

Table VIII
						Base
	% of	Book	Book	Book	12/31/2008	Gain/
	Total	Value	Yield	Price	Market Value	(Loss)
Agency's	6.7%	$46,681	5.33	99.74	103.58	$1,731
CMO's (Agency)	19.4%	134,353	4.96	100.42	101.85	1,882
CMO's (Private)	0.0%	104	3.36	100.00	99.83	-
MBS's (Agency)	63.3%	438,249	5.10	100.66	102.37	7,292
Subtotal	89.4%	619,387	5.09	100.54	102.34	$10,905

Municipal	6.0%	$41,638	7.19	99.32	100.14	$344
Other *	4.6%	31,673	5.01	100.86	100.32	(169)
Subtotal	10.6%	$73,311	6.25	99.98	100.22	$175

Total Investment Portfolio	100.0%	$692,698	5.21	100.48	102.12	$11,080

Net Unrealized Gain/(Loss)	$11,080
Aggregate Gains	$11,250
Aggregate Losses	$(170)

Net Unrealized Gain/(Loss) % of Book Value	1.60%
* Other includes $28.0 million of regulatory stock

In the first quarter of 2008, First Financial adopted FASB Statement No. 159 (SFAS No. 159), “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115.” The company applied the fair value option to its equity securities of government sponsored entities (“GSE”), specifically 200,000 FHLMC perpetual preferred series V shares; and these shares are classified as trading assets. For the full-year of 2008, the company recorded a $3.7 million pre-tax loss related to its investment in these securities, with $3.4 million recorded in the third quarter of 2008. This loss was a result of the decline in market value of the shares following the September 7, 2008 announcement by the U.S. Treasury, the Federal Reserve, and the Federal Housing Finance Agency (FHFA), that the FHFA was placing FHLMC under conservatorship and would eliminate the dividends on its common and preferred stock. The fair value accounting treatment discussed above requires First Financial to recognize in its income statement both the market value increases and decreases in future periods.

DEPOSITS
Full-Year 2008 versus Full-Year 2007
▪	Average total deposits declined $31.5 million, or 1.1%.
▪	Average transaction and savings deposits increased $17.2 million, or 1.1%
▪	Average time deposits declined $48.7 million or, 4.0%

Fourth Quarter 2008 versus Fourth Quarter 2007
▪	Average total deposits declined $81.0 million, or 2.8%.
▪	Average transaction and savings deposits increased $17.8 million, or 1.1%
▪	Average time deposits declined $98.8 million, or 7.9%

Fourth Quarter 2008 versus Third Quarter 2008
▪	Average total deposits declined $2.9 million, or 0.1% on an annualized basis.
▪	Average transaction and savings deposits increased $3.8 million, or 0.2% on an annualized basis.
▪	Average time deposits declined $6.7 million, or 0.6% on an annualized basis.

Average total deposits declined on a linked-quarter and year-over-year basis. Contributing to these declines was a decrease in average total interest-bearing deposits primarily due to the planned runoff of time deposits. Average transaction and savings deposits increased on a linked-quarter and year-over-year basis primarily due to growth in both business and public fund balances. During 2008, the company initiated a deposit pricing strategy aimed at maximizing the net interest margin in a very competitive deposit gathering landscape. The strategy has been successful as outflows of time deposits have been replaced with less expensive wholesale funding that was used to help fund asset generation.

Toward the end of the third quarter of 2008, First Financial instituted pricing initiatives designed to grow and retain retail deposits as well as to manage its overall asset/liability position. The company also extended the terms of CD offerings with maturities of one year and beyond to secure long-term funding at attractive rates, and continues to evaluate its key customer and market demographics to develop a combination of strategies to help increase core deposits.

Conference Call & Webcast
As previously announced, a conference call and webcast to discuss First Financial’s fourth quarter and full-year 2008 financial and operational results will be held on Thursday, January 29, 2009, at 9:00 a.m. ET, with Claude E. Davis, President and Chief Executive Officer, and J. Franklin Hall, Executive Vice President and Chief Financial Officer. To access the conference call, dial 800-860-2442 (passcode not required). The webcast will be available at the Investor Relations section of First Financial’s website (www.bankatfirst.com). Participants should join the live conference call and webcast 5 to 10 minutes before its scheduled start. A replay of the call and webcast will be available approximately one hour after the live call has ended. To access the replay, dial 877-344-7529 (passcode 427 052).

Forward-Looking Statements
This news release should be read in conjunction with the consolidated financial statements, notes and tables in First Financial Bancorp’s most recent Form 10-Q filing dated September 30, 2008, and its Annual Report on Form 10-K for the year ended December 31, 2007. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risk and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, management’s ability to effectively execute its business plan; the risk that the strength of the United States economy in general and the strength of the local economies in which First Financial conducts operations may be different from expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on First Financial’s loan portfolio and allowance for loan and lease losses; the ability of financial institutions to access sources of liquidity at a reasonable cost; the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates; technology changes; mergers and acquisitions; the effect of changes in accounting policies and practices; adverse changes in the securities markets; the cost and effects of litigation and of unexpected or adverse outcomes in such litigation; and First Financial’s success at managing the risks involved in the foregoing. For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2007 Form 10-K and other public documents filed with the Securities and Exchange Commission (SEC). These documents are available at no cost within the investor relations section of First Financial’s website at www.bankatfirst.com and on the SEC's website at www.sec.gov. Additional information will also be set forth in our annual report on Form 10-K for the year ended December 31, 2008, which will be filed with the SEC no later than March 16, 2009.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company with $3.7 billion in assets. Its banking subsidiary, First Financial Bank, N.A., founded in 1863, provides retail and commercial banking products and services, and investment and insurance products through its 81 retail banking locations in Ohio, Kentucky and Indiana. The bank’s wealth management division, First Financial Wealth Resource Group, provides investment management, traditional trust, brokerage, private banking, and insurance services, and has approximately $1.7 billion in assets under management. Additional information about the company, including its products, services, and banking locations, is available at www.bankatfirst.com.

Additional Information
Investors/Analysts	Media
Patti Forsythe	Cheryl Lipp
Vice President, Investor Relations	First Vice President, Marketing Director
513-979-5837	513-979-5797
patti.forsythe@bankatfirst.com	cheryl.lipp@bankatfirst.com

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share)
(Unaudited)

	Three months ended,					Twelve months ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,
	2008	2008	2008	2008	2007	2008	2007
RESULTS OF OPERATIONS
Net interest income	$30,129	$29,410	$28,414	$28,249	$29,079	$116,202	$118,500
Net income	$2,084	$5,732	$7,808	$7,338	$10,701	$22,962	$35,681
Net earnings per common share - basic	$0.06	$0.15	$0.21	$0.20	$0.29	$0.62	$0.93
Net earnings per common share - diluted	$0.06	$0.15	$0.21	$0.20	$0.29	$0.61	$0.93
Dividends declared per common share	$0.17	$0.17	$0.17	$0.17	$0.17	$0.68	$0.65

KEY FINANCIAL RATIOS
Return on average assets	0.23%	0.66%	0.93%	0.89%	1.27%	0.67%	1.08%
Return on average shareholders' equity	2.89%	8.24%	11.26%	10.66%	15.37%	8.21%	12.73%
Return on average tangible shareholders' equity	3.22%	9.21%	12.57%	11.91%	17.17%	9.17%	14.20%

Net interest margin	3.67%	3.68%	3.72%	3.78%	3.79%	3.71%	3.94%
Net interest margin (fully tax equivalent) (1)	3.71%	3.73%	3.78%	3.85%	3.86%	3.77%	4.01%

Average shareholders' equity to average assets	8.04%	7.96%	8.29%	8.39%	8.27%	8.16%	8.47%
Average common shareholders' equity to average assets	7.82%	7.96%	8.29%	8.39%	8.27%	8.11%	8.47%
Tier 1 Ratio (2)	12.38%	9.80%	9.99%	10.20%	10.29%	12.38%	10.29%
Total Capital Ratio (2)	13.62%	10.89%	11.06%	11.31%	11.38%	13.62%	11.38%
Leverage Ratio (2)	10.00%	7.95%	8.21%	8.32%	8.26%	10.00%	8.33%

AVERAGE BALANCE SHEET ITEMS
Loans (3)	$2,690,895	$2,709,629	$2,648,327	$2,596,483	$2,588,985	$2,661,546	$2,546,898
Investment securities	574,893	467,524	422,463	343,553	350,346	452,921	357,803
Other earning assets	1,737	3,137	4,095	65,799	106,922	18,603	104,165
Total earning assets	$3,267,525	$3,180,290	$3,074,885	$3,005,835	$3,046,253	$3,133,070	$3,008,866
Total assets	$3,566,051	$3,476,648	$3,361,649	$3,298,663	$3,338,828	$3,426,275	$3,310,040
Noninterest-bearing deposits	$412,644	$402,604	$394,352	$379,240	$399,304	$397,267	$397,918
Interest-bearing deposits	2,367,121	2,380,037	2,400,940	2,453,028	2,461,464	2,400,136	2,430,986
Total deposits	$2,779,765	$2,782,641	$2,795,292	$2,832,268	$2,860,768	$2,797,403	$2,828,904
Borrowings	$474,655	$394,708	$256,409	$157,899	$177,876	$321,539	$178,357
Shareholders' equity	$286,582	$276,594	$278,803	$276,815	$276,269	$279,709	$280,275

CREDIT QUALITY RATIOS
Allowance to ending loans	1.34%	1.14%	1.11%	1.14%	1.12%	1.34%	1.12%
Allowance to nonaccrual loans	199.51%	219.47%	199.70%	202.29%	205.89%	199.51%	205.89%
Allowance to nonperforming loans	197.27%	216.22%	192.50%	194.83%	197.94%	197.27%	197.94%
Nonperforming loans to total loans	0.68%	0.53%	0.57%	0.58%	0.56%	0.68%	0.56%
Nonperforming assets to ending loans, plus OREO	0.83%	0.70%	0.71%	0.67%	0.67%	0.83%	0.67%
Nonperforming assets to total assets	0.60%	0.53%	0.55%	0.53%	0.51%	0.60%	0.51%
Net charge-offs to average loans (annualized)	0.73%	0.36%	0.40%	0.40%	0.26%	0.47%	0.24%

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis.  Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons.  Management also uses these measures to make peer comparisons.

(2) December 31, 2008 regulatory capital ratios are preliminary.

(3) Includes loans held for sale.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands)
(Unaudited)

	Three months ended,			Twelve months ended,
	Dec. 31,			Dec. 31,
	2008	2007	% Change	2008	2007	% Change
Interest income
Loans, including fees	$37,864	$45,709	(17.2)%	$159,985	$182,670	(12.4)%
Investment securities
Taxable	6,697	3,641	83.9%	19,954	14,961	33.4%
Tax-exempt	519	859	(39.6)%	2,733	3,542	(22.8)%
Total investment securities interest	7,216	4,500	60.4%	22,687	18,503	22.6%
Federal funds sold	6	1,224	(99.5)%	633	5,269	(88.0)%
Total interest income	45,086	51,433	(12.3)%	183,305	206,442	(11.2)%

Interest expense
Deposits	12,015	20,238	(40.6)%	57,997	79,184	(26.8)%
Short-term borrowings	1,186	1,211	(2.1)%	4,828	4,232	14.1%
Long-term borrowings	1,395	466	199.4%	2,892	2,099	37.8%
Subordinated debentures and capital securities	361	439	(17.8)%	1,386	2,427	(42.9)%
Total interest expense	14,957	22,354	(33.1)%	67,103	87,942	(23.7)%
Net interest income	30,129	29,079	3.6%	116,202	118,500	(1.9)%
Provision for loan and lease losses	10,475	1,640	538.7%	19,410	7,652	153.7%
Net interest income after provision for loan and lease losses	19,654	27,439	(28.4)%	96,792	110,848	(12.7)%

Noninterest income
Service charges on deposit accounts	4,752	5,330	(10.8)%	19,658	20,766	(5.3)%
Trust and wealth management fees	3,745	4,989	(24.9)%	17,411	18,396	(5.4)%
Bankcard income	1,457	1,165	25.1%	5,653	5,251	7.7%
Net gains from sales of loans	321	295	8.8%	1,104	844	30.8%
Gain on sale of merchant payment processing portfolio	0	5,501	(100.0)%	0	5,501	(100.0)%
Gain on sale of mortgage servicing rights	0	0	N/M	0	1,061	(100.0)%
Gains on sales of investment securities	0	0	N/M	1,585	367	331.9%
(Loss) income on preferred securities	(137)	0	N/M	(3,738)	0	N/M
Other	2,510	2,982	(15.8)%	10,076	11,402	(11.6)%
Total noninterest income	12,648	20,262	(37.6)%	51,749	63,588	(18.6)%

Noninterest expenses
Salaries and employee benefits	17,015	16,508	3.1%	66,862	69,891	(4.3)%
Pension settlement charges	0	2,222	(100.0)%	0	2,222	(100.0)%
Net occupancy	2,635	2,842	(7.3)%	10,635	10,861	(2.1)%
Furniture and equipment	1,748	1,742	0.3%	6,708	6,761	(0.8)%
Data processing	840	825	1.8%	3,238	3,498	(7.4)%
Marketing	935	523	78.8%	2,548	2,441	4.4%
Communication	704	903	(22.0)%	2,859	3,230	(11.5)%
Professional services	912	1,109	(17.8)%	3,463	4,142	(16.4)%
Other	5,058	4,698	7.7%	18,863	17,701	6.6%
Total noninterest expenses	29,847	31,372	(4.9)%	115,176	120,747	(4.6)%
Income before income taxes	2,455	16,329	(85.0)%	33,365	53,689	(37.9)%
Income tax expense	371	5,628	(93.4)%	10,403	18,008	(42.2)%
Net income	$2,084	$10,701	(80.5)%	$22,962	$35,681	(35.6)%

ADDITIONAL DATA
Net earnings per common share - basic	$0.06	$0.29		$0.62	$0.93
Net earnings per common share - diluted	$0.06	$0.29		$0.61	$0.93
Dividends declared per common share	$0.17	$0.17		$0.68	$0.65
Book value per common share	$7.16	$7.40		$7.16	$7.40

Return on average assets	0.23%	1.27%		0.67%	1.08%
Return on average shareholders' equity	2.89%	15.37%		8.21%	12.73%

Interest income	$45,086	$51,433	(12.3)%	$183,305	$206,442	(11.2)%
Tax equivalent adjustment	360	561	(35.8)%	1,808	2,281	(20.7)%
Interest income - tax equivalent	45,446	51,994	(12.6)%	185,113	208,723	(11.3)%
Interest expense	14,957	22,354	(33.1)%	67,103	87,942	(23.7)%
Net interest income - tax equivalent	$30,489	$29,640	2.9%	$118,010	$120,781	(2.3)%

Net interest margin	3.67%	3.79%		3.71%	3.94%
Net interest margin (fully tax equivalent) (1)	3.71%	3.86%		3.77%	4.01%

Full-time equivalent employees	1,061	1,057		1,061	1,057

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis.  Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons.  Management also uses these measures to make peer comparisons.

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME

(Dollars in thousands)
(Unaudited)

	2008
	Fourth	Third	Second	First		% Change
	Quarter	Quarter	Quarter	Quarter	Full Year	Linked Qtr.
Interest income
Loans, including fees	$37,864	$39,754	$39,646	$42,721	$159,985	(4.8)%
Investment securities
Taxable	6,697	5,349	4,387	3,521	19,954	25.2%
Tax-exempt	519	631	792	791	2,733	(17.7)%
Total investment securities interest	7,216	5,980	5,179	4,312	22,687	20.7%
Federal funds sold	6	22	40	565	633	(72.7)%
Total interest income	45,086	45,756	44,865	47,598	183,305	(1.5)%

Interest expense
Deposits	12,015	13,608	14,635	17,739	57,997	(11.7)%
Short-term borrowings	1,186	1,720	1,130	792	4,828	(31.0)%
Long-term borrowings	1,395	707	384	406	2,892	97.3%
Subordinated debentures and capital securities	361	311	302	412	1,386	16.1%
Total interest expense	14,957	16,346	16,451	19,349	67,103	(8.5)%
Net interest income	30,129	29,410	28,414	28,249	116,202	2.4%
Provision for loan and lease losses	10,475	3,219	2,493	3,223	19,410	225.4%
Net interest income after provision for loan and lease losses	19,654	26,191	25,921	25,026	96,792	(25.0)%

Noninterest income
Service charges on deposit accounts	4,752	5,348	4,951	4,607	19,658	(11.1)%
Trust and wealth management fees	3,745	4,390	4,654	4,622	17,411	(14.7)%
Bankcard income	1,457	1,405	1,493	1,298	5,653	3.7%
Net gains from sales of loans	321	376	188	219	1,104	(14.6)%
Gains on sales of investment securities	0	0	0	1,585	1,585	N/M
(Loss) income on preferred securities	(137)	(3,400)	(221)	20	(3,738)	(96.0)%
Other	2,510	2,359	2,683	2,524	10,076	6.4%
Total noninterest income	12,648	10,478	13,748	14,875	51,749	20.7%

Noninterest expenses
Salaries and employee benefits	17,015	16,879	15,895	17,073	66,862	0.8%
Net occupancy	2,635	2,538	2,510	2,952	10,635	3.8%
Furniture and equipment	1,748	1,690	1,617	1,653	6,708	3.4%
Data processing	840	791	814	793	3,238	6.2%
Marketing	935	622	474	517	2,548	50.3%
Communication	704	601	749	805	2,859	17.1%
Professional services	912	729	1,061	761	3,463	25.1%
Other	5,058	4,490	4,849	4,466	18,863	12.7%
Total noninterest expenses	29,847	28,340	27,969	29,020	115,176	5.3%
Income before income taxes	2,455	8,329	11,700	10,881	33,365	(70.5)%
Income tax expense	371	2,597	3,892	3,543	10,403	(85.7)%
Net income	$2,084	$5,732	$7,808	$7,338	$22,962	(63.6)%

ADDITIONAL DATA
Net earnings per common share - basic	$0.06	$0.15	$0.21	$0.20	$0.62
Net earnings per common share - diluted	$0.06	$0.15	$0.21	$0.20	$0.61
Dividends declared per common share	$0.17	$0.17	$0.17	$0.17	$0.68
Book value per common share	$7.16	$7.40	$7.34	$7.41	$7.16

Return on average assets	0.23%	0.66%	0.93%	0.89%	0.67%
Return on average shareholders' equity	2.89%	8.24%	11.26%	10.66%	8.21%

Interest income	$45,086	$45,756	$44,865	$47,598	$183,305	(1.5)%
Tax equivalent adjustment	360	424	510	514	1,808	(15.1)%
Interest income - tax equivalent	45,446	46,180	45,375	48,112	185,113	(1.6)%
Interest expense	14,957	16,346	16,451	19,349	67,103	(8.5)%
Net interest income - tax equivalent	$30,489	$29,834	$28,924	$28,763	$118,010	2.2%

Net interest margin	3.67%	3.68%	3.72%	3.78%	3.71%
Net interest margin (fully tax equivalent) (1)	3.71%	3.73%	3.78%	3.85%	3.77%

Full-time equivalent employees	1,061	1,052	1,058	1,056	1,061

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis.  Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons.  Management also uses these measures to make peer comparisons.

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME

(Dollars in thousands)
(Unaudited)

	2007
	Fourth	Third	Second	First	Full
	Quarter	Quarter	Quarter	Quarter	Year
Interest income
Loans, including fees	$45,709	$46,606	$45,291	$45,064	$182,670
Investment securities
Taxable	3,641	3,667	3,762	3,891	14,961
Tax-exempt	859	863	911	909	3,542
Total investment securities interest	4,500	4,530	4,673	4,800	18,503
Federal funds sold	1,224	1,048	1,241	1,756	5,269
Total interest income	51,433	52,184	51,205	51,620	206,442

Interest expense
Deposits	20,238	20,528	19,409	19,009	79,184
Short-term borrowings	1,211	1,041	984	996	4,232
Long-term borrowings	466	532	542	559	2,099
Subordinated debentures and capital securities	439	666	669	653	2,427
Total interest expense	22,354	22,767	21,604	21,217	87,942
Net interest income	29,079	29,417	29,601	30,403	118,500
Provision for loan and lease losses	1,640	2,558	2,098	1,356	7,652
Net interest income after provision for loan and lease losses	27,439	26,859	27,503	29,047	110,848

Noninterest income
Service charges on deposit accounts	5,330	5,396	5,296	4,744	20,766
Trust and wealth management fees	4,989	4,721	4,526	4,160	18,396
Bankcard income	1,165	1,422	1,424	1,240	5,251
Net gains from sales of loans	295	203	184	162	844
Gain on sale of merchant payment processing portfolio	5,501	0	0	0	5,501
Gain on sale of mortgage servicing rights	0	0	0	1,061	1,061
Gains on sales of investment securities	0	367	0	0	367
Other	2,982	2,341	2,702	3,377	11,402
Total noninterest income	20,262	14,450	14,132	14,744	63,588

Noninterest expenses
Salaries and employee benefits	16,508	17,288	17,134	18,961	69,891
Pension settlement charges	2,222	0	0	0	2,222
Net occupancy	2,842	2,728	2,484	2,807	10,861
Furniture and equipment	1,742	1,684	1,708	1,627	6,761
Data processing	825	1,010	818	845	3,498
Marketing	523	407	642	869	2,441
Communication	903	664	798	865	3,230
Professional services	1,109	964	1,063	1,006	4,142
Other	4,698	3,980	4,793	4,230	17,701
Total noninterest expenses	31,372	28,725	29,440	31,210	120,747
Income before income taxes	16,329	12,584	12,195	12,581	53,689
Income tax expense	5,628	4,211	4,023	4,146	18,008
Net income	$10,701	$8,373	$8,172	$8,435	$35,681

ADDITIONAL DATA
Net earnings per common share - basic	$0.29	$0.22	$0.21	$0.22	$0.93
Net earnings per common share - diluted	$0.29	$0.22	$0.21	$0.22	$0.93
Dividends declared per common share	$0.17	$0.16	$0.16	$0.16	$0.65
Book value per common share	$7.40	$7.26	$7.18	$7.29	$7.40

Return on average assets	1.27%	1.00%	1.00%	1.04%	1.08%
Return on average shareholders' equity	15.37%	12.03%	11.61%	11.94%	12.73%

Interest income	$51,433	$52,184	$51,205	$51,620	$206,442
Tax equivalent adjustment	561	564	580	576	2,281
Interest income - tax equivalent	51,994	52,748	51,785	52,196	208,723
Interest expense	22,354	22,767	21,604	21,217	87,942
Net interest income - tax equivalent	$29,640	$29,981	$30,181	$30,979	$120,781

Net interest margin	3.79%	3.88%	3.97%	4.12%	3.94%
Net interest margin (fully tax equivalent) (1)	3.86%	3.95%	4.05%	4.20%	4.01%

Full-time equivalent employees	1,057	1,078	1,158	1,166	1,057

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis.  Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons.  Management also uses these measures to make peer comparisons.

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION

(Dollars in thousands)
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	% Change	% Change
	2008	2008	2008	2008	2007	Linked Qtr.	Comparable Qtr.
ASSETS
Cash and due from banks	$100,935	$90,341	$106,248	$102,246	$106,224	11.7%	(5.0)%
Federal funds sold	0	0	4,005	2,943	106,990	N/M	(100.0)%
Investment securities trading	61	198	3,598	3,820	0	(69.2)%	N/M
Investment securities available-for-sale	659,756	492,554	421,697	345,145	306,928	33.9%	115.0%
Investment securities held-to-maturity	4,966	5,037	5,316	5,414	5,639	(1.4)%	(11.9)%
Other investments	27,976	34,976	34,632	34,293	33,969	(20.0)%	(17.6)%
Loans held for sale	3,854	2,437	2,228	4,108	1,515	58.1%	154.4%
Loans
Commercial	807,720	819,430	814,779	789,922	785,143	(1.4)%	2.9%
Real estate - construction	232,989	203,809	186,178	172,737	151,432	14.3%	53.9%
Real estate - commercial	846,673	814,578	769,555	726,397	706,409	3.9%	19.9%
Real estate - residential	383,599	424,902	499,002	519,790	539,332	(9.7)%	(28.9)%
Installment	98,581	106,456	115,575	126,623	138,895	(7.4)%	(29.0)%
Home equity	286,110	276,943	263,063	254,200	250,888	3.3%	14.0%
Credit card	27,538	27,047	26,399	25,528	26,610	1.8%	3.5%
Lease financing	50	92	111	258	378	(45.7)%	(86.8)%
Total loans	2,683,260	2,673,257	2,674,662	2,615,455	2,599,087	0.4%	3.2%
Less
Allowance for loan and lease losses	35,873	30,353	29,580	29,718	29,057	18.2%	23.5%
Net loans	2,647,387	2,642,904	2,645,082	2,585,737	2,570,030	0.2%	3.0%
Premises and equipment	84,105	81,989	79,380	78,585	78,994	2.6%	6.5%
Goodwill	28,261	28,261	28,261	28,261	28,261	0.0%	0.0%
Other intangibles	1,002	872	641	659	698	14.9%	43.6%
Accrued interest and other assets	140,839	132,107	128,874	132,054	130,068	6.6%	8.3%
Total Assets	$3,699,142	$3,511,676	$3,459,962	$3,323,265	$3,369,316	5.3%	9.8%

LIABILITIES
Deposits
Interest-bearing	$636,945	$580,417	$575,236	$610,154	$603,870	9.7%	5.5%
Savings	583,081	608,438	615,613	617,059	596,636	(4.2)%	(2.3)%
Time	1,150,208	1,118,511	1,167,024	1,206,750	1,227,954	2.8%	(6.3)%
Total interest-bearing deposits	2,370,234	2,307,366	2,357,873	2,433,963	2,428,460	2.7%	(2.4)%
Noninterest-bearing	413,283	404,315	419,045	405,015	465,731	2.2%	(11.3)%
Total deposits	2,783,517	2,711,681	2,776,918	2,838,978	2,894,191	2.6%	(3.8)%
Short-term borrowings
Federal funds purchased and securities sold
under agreements to repurchase	147,533	45,495	25,932	27,320	26,289	224.3%	461.2%
Federal Home Loan Bank	150,000	215,000	237,900	6,500	0	(30.2)%	N/M
Other	57,000	53,000	54,000	53,000	72,000	7.5%	(20.8)%
Total short-term borrowings	354,533	313,495	317,832	86,820	98,289	13.1%	260.7%
Long-term debt	148,164	152,568	41,263	42,380	45,896	(2.9)%	222.8%
Other long-term debt	20,620	20,620	20,620	20,620	20,620	0.0%	0.0%
Accrued interest and other liabilities	43,981	36,092	28,039	56,698	33,737	21.9%	30.4%
Total Liabilities	3,350,815	3,234,456	3,184,672	3,045,496	3,092,733	3.6%	8.3%

SHAREHOLDERS' EQUITY
Preferred stock	80,000	0	0	0	0	N/M	N/M
Common stock	392,188	391,249	390,545	389,986	391,962	0.2%	0.1%
Retained earnings	76,339	80,632	81,263	79,818	82,093	(5.3)%	(7.0)%
Accumulated other comprehensive loss	(11,905)	(6,285)	(8,236)	(3,800)	(7,127)	89.4%	67.0%
Treasury stock, at cost	(188,295)	(188,376)	(188,282)	(188,235)	(190,345)	(0.0)%	(1.1)%
Total Shareholders' Equity	348,327	277,220	275,290	277,769	276,583	25.7%	25.9%
Total Liabilities and Shareholders' Equity	$3,699,142	$3,511,676	$3,459,962	$3,323,265	$3,369,316	5.3%	9.8%

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION

(Dollars in thousands)
(Unaudited)

			Quarterly Averages			Year-to-Date Averages
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,
	2008	2008	2008	2008	2007	2008	2007
ASSETS
Cash and due from banks	$87,307	$89,498	$81,329	$86,879	$84,771	$86,265	$89,780
Federal funds sold	1,737	3,137	4,095	65,799	106,922	18,603	104,165
Investment securities	574,893	467,524	422,463	345,303	350,346	452,921	357,803
Loans held for sale	1,876	2,080	3,034	3,122	3,689	2,525	3,211
Loans
Commercial	809,869	819,199	805,122	781,358	776,286	803,945	739,238
Real estate - construction	220,839	192,731	179,078	162,008	154,208	188,763	128,208
Real estate - commercial	830,121	797,143	747,077	708,779	693,038	771,014	669,370
Real estate - residential	417,499	490,089	508,837	530,567	542,204	486,568	579,391
Installment	102,814	110,933	121,000	132,876	145,787	116,851	165,206
Home equity	280,900	270,659	257,954	251,706	248,071	265,362	237,246
Credit card	26,902	26,692	26,043	25,745	25,271	26,348	24,407
Lease financing	75	103	182	322	431	170	621
Total loans	2,689,019	2,707,549	2,645,293	2,593,361	2,585,296	2,659,021	2,543,687
Less
Allowance for loan and lease losses	29,710	29,739	29,248	28,860	29,503	29,391	28,263
Net loans	2,659,309	2,677,810	2,616,045	2,564,501	2,555,793	2,629,630	2,515,424
Premises and equipment	83,307	81,000	78,933	78,969	78,992	80,561	79,348
Goodwill	28,261	28,261	28,261	28,261	28,261	28,261	28,261
Other intangibles	613	639	652	680	749	646	2,040
Accrued interest and other assets	128,748	126,699	126,837	125,149	129,305	126,863	130,008
Total Assets	$3,566,051	$3,476,648	$3,361,649	$3,298,663	$3,338,828	$3,426,275	$3,310,040

LIABILITIES
Deposits
Interest-bearing	$611,129	$609,992	$590,464	$623,206	$607,009	$608,708	$623,110
Savings	604,370	611,713	617,029	610,449	604,063	610,875	578,579
Time	1,151,622	1,158,332	1,193,447	1,219,373	1,250,392	1,180,553	1,229,297
Total interest-bearing deposits	2,367,121	2,380,037	2,400,940	2,453,028	2,461,464	2,400,136	2,430,986
Noninterest-bearing	412,644	402,604	394,352	379,240	399,304	397,267	397,918
Total deposits	2,779,765	2,782,641	2,795,292	2,832,268	2,860,768	2,797,403	2,828,904
Short-term borrowings
Federal funds purchased and securities sold under agreements to repurchase	98,690	36,476	25,771	26,261	28,952	46,913	34,691
Federal Home Loan Bank	150,867	206,741	114,654	614	0	118,550	0
Other	53,044	53,836	53,758	66,154	77,772	56,680	58,018
Total short-term borrowings	302,601	297,053	194,183	93,029	106,724	222,143	92,709
Long-term debt	151,434	77,035	41,606	44,250	50,532	78,776	57,458
Other long-term debt	20,620	20,620	20,620	20,620	20,620	20,620	28,190
Total borrowed funds	474,655	394,708	256,409	157,899	177,876	321,539	178,357
Accrued interest and other liabilities	25,049	22,705	31,145	31,681	23,915	27,624	22,504
Total Liabilities	3,279,469	3,200,054	3,082,846	3,021,848	3,062,559	3,146,566	3,029,765

SHAREHOLDERS' EQUITY
Preferred stock	7,825	0	0	0	0	1,967	0
Common stock	391,581	390,861	390,237	391,079	391,606	390,941	391,731
Retained earnings	81,932	82,636	81,045	79,951	81,615	81,396	76,918
Accumulated other comprehensive loss	(6,462)	(8,594)	(4,211)	(4,977)	(6,670)	(6,069)	(12,296)
Treasury stock, at cost	(188,294)	(188,309)	(188,268)	(189,238)	(190,282)	(188,526)	(176,078)
Total Shareholders' Equity	286,582	276,594	278,803	276,815	276,269	279,709	280,275
Total Liabilities and Shareholders' Equity	$3,566,051	$3,476,648	$3,361,649	$3,298,663	$3,338,828	$3,426,275	$3,310,040

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE / VOLUME ANALYSIS (1)

(Dollars in thousands)
(Unaudited)

	Quarterly Averages						Year-to-Date Averages
	Dec. 31, 2008		Sep. 30, 2008		Dec. 31, 2007		Dec. 31, 2008		Dec. 31, 2007
	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield
Earning assets
Investment securities	$574,893	4.99%	$467,524	5.09%	$350,346	5.10%	$452,921	5.01%	$357,803	5.17%
Interest-bearing deposits with other banks Federal funds sold	1,737	1.37%	3,137	2.79%	106,922	4.54%	18,603	3.40%	104,165	5.06%
Gross loans (2)	2,690,895	5.60%	2,709,629	5.84%	2,588,985	7.00%	2,661,546	6.01%	2,546,898	7.17%
Total earning assets	3,267,525	5.49%	3,180,290	5.72%	3,046,253	6.70%	3,133,070	5.85%	3,008,866	6.86%

Nonearning assets
Allowance for loan and lease losses	(29,710)		(29,739)		(29,503)		(29,391)		(28,263)
Cash and due from banks	87,307		89,498		84,771		86,265		89,780
Accrued interest and other assets	240,929		236,599		237,307		236,331		239,657
Total assets	$3,566,051		$3,476,648		$3,338,828		$3,426,275		$3,310,040

Interest-bearing liabilities
Total interest-bearing deposits	$2,367,121	2.02%	$2,380,037	2.27%	$2,461,464	3.26%	$2,400,136	2.42%	$2,430,986	3.26%
Borrowed funds
Short-term borrowings	302,601	1.56%	297,053	2.30%	106,724	4.50%	222,143	2.17%	92,709	4.56%
Long-term debt	151,434	3.66%	77,035	3.65%	50,532	3.66%	78,776	3.67%	57,458	3.65%
Other long-term debt	20,620	6.96%	20,620	6.00%	20,620	8.45%	20,620	6.72%	28,190	8.61%
Total borrowed funds	474,655	2.47%	394,708	2.76%	177,876	4.72%	321,539	2.83%	178,357	4.91%
Total interest-bearing liabilities	2,841,776	2.09%	2,774,745	2.34%	2,639,340	3.36%	2,721,675	2.47%	2,609,343	3.37%

Noninterest-bearing liabilities
Noninterest-bearing demand deposits	412,644		402,604		399,304		397,267		397,918
Other liabilities	25,049		22,705		23,915		27,624		22,504
Shareholders' equity	286,582		276,594		276,269		279,709		280,275
Total liabilities & shareholders' equity	$3,566,051		$3,476,648		$3,338,828		$3,426,275		$3,310,040

Net interest income (1)	$30,129		$29,410		$29,079		$116,202		$118,500
Net interest spread (1)		3.40%		3.38%		3.34%		3.39%		3.49%
Net interest margin (1)		3.67%		3.68%		3.79%		3.71%		3.94%

(1) Not tax equivalent.
(2) Loans held for sale and nonaccrual loans are both included in gross loans.

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE / VOLUME ANALYSIS (1)

(Dollars in thousands)
(Unaudited)

	Linked Qtr. Income Variance			Comparable Qtr. Income Variance			Year-to-Date Income Variance
	Rate	Volume	Total	Rate	Volume	Total	Rate	Volume	Total
Earning assets
Investment securities	$(112)	$1,348	$1,236	$(102)	$2,818	$2,716	(580)	$4,764	$4,184
Federal funds sold	(11)	(5)	(16)	(855)	(363)	(1,218)	(1,725)	(2,911)	(4,636)
Gross loans (2)	(1,626)	(264)	(1,890)	(9,279)	1,434	(7,845)	(29,576)	6,891	(22,685)
Total earning assets	(1,749)	1,079	(670)	(10,236)	3,889	(6,347)	(31,881)	8,744	(23,137)

Interest-bearing liabilities
Total interest-bearing deposits	$(1,527)	$(66)	$(1,593)	$(7,744)	$(479)	$(8,223)	$(20,442)	$(745)	$(21,187)
Borrowed funds
Short-term borrowings	(556)	22	(534)	(793)	768	(25)	(2,217)	2,813	596
Long-term debt	3	685	688	(1)	930	929	10	783	793
Other long-term debt	50	-	50	(78)	-	(78)	(532)	(509)	(1,041)
Total borrowed funds	(503)	707	204	(872)	1,698	826	(2,739)	3,087	348
Total interest-bearing liabilities	(2,030)	641	(1,389)	(8,616)	1,219	(7,397)	(23,181)	2,342	(20,839)

Net interest income (1)	$281	$438	$719	$(1,620)	$2,670	$1,050	$(8,700)	$6,402	$(2,298)

Net interest spread (1)

Net interest margin (1)

(1) Not tax equivalent.
(2) Loans held for sale and nonaccrual loans are both included in gross loans.

FIRST FINANCIAL BANCORP.
CREDIT QUALITY

(Dollars in thousands)
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Full Year	Full Year
	2008	2008	2008	2008	2007	2008	2007

ALLOWANCE FOR LOAN AND LEASE LOSS ACTIVITY
Balance at beginning of period	$30,353	$29,580	$29,718	$29,057	$29,136	29,057	$27,386
Provision for loan and lease losses	10,475	3,219	2,493	3,223	1,640	19,410	7,652
Gross charge-offs
Commercial	2,168	1,568	946	545	1,433	5,227	4,107
Real estate - construction	0	0	0	0	0	0	0
Real estate - commercial	2,083	48	589	806	465	3,526	863
Real estate - residential	47	335	227	39	33	648	255
Installment	493	424	482	564	522	1,963	2,338
Home equity	238	135	525	651	285	1,549	762
All other	374	426	426	498	304	1,724	1,097
Total gross charge-offs	5,403	2,936	3,195	3,103	3,042	14,637	9,422
Recoveries
Commercial	165	179	166	144	342	654	1,002
Real estate - construction	0	0	0	0	0	0	0
Real estate - commercial	40	37	19	3	632	99	862
Real estate - residential	5	4	5	11	3	25	56
Installment	189	225	246	315	242	975	1,139
Home equity	0	0	30	0	19	30	132
All other	49	45	98	68	85	260	250
Total recoveries	448	490	564	541	1,323	2,043	3,441
Total net charge-offs	4,955	2,446	2,631	2,562	1,719	12,594	5,981
Ending allowance for loan and lease losses	$35,873	$30,353	$29,580	$29,718	$29,057	35,873	$29,057

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES (ANNUALIZED)
Commercial	0.98%	0.67%	0.39%	0.21%	0.56%	0.57%	0.42%
Real estate - construction	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Real estate - commercial	0.98%	0.01%	0.31%	0.46%	(0.10)%	0.44%	0.00%
Real estate - residential	0.04%	0.27%	0.18%	0.02%	0.02%	0.13%	0.03%
Installment	1.18%	0.71%	0.78%	0.75%	0.76%	0.85%	0.73%
Home equity	0.34%	0.20%	0.77%	1.04%	0.43%	0.57%	0.27%
All other	4.79%	5.66%	5.03%	6.63%	3.39%	5.52%	3.39%
Total net charge-offs	0.73%	0.36%	0.40%	0.40%	0.26%	0.47%	0.24%

COMPONENTS OF NONPERFORMING LOANS, NONPERFORMING ASSETS, AND UNDERPERFORMING ASSETS
Nonaccrual loans
Commercial	$6,170	$5,194	$5,447	$3,952	$2,677	$6,170	$2,677
Real estate - commercial	4,779	3,361	3,592	4,415	5,965	4,779	5,965
Real estate - residential	5,363	3,742	4,461	4,529	3,063	5,363	3,063
Installment	459	417	438	544	734	459	734
Home equity	1,204	1,084	866	1,221	1,662	1,204	1,662
All other	6	32	8	30	12	6	12
Total nonaccrual loans	17,981	13,830	14,812	14,691	14,113	17,981	14,113
Restructured loans	204	208	554	562	567	204	567
Total nonperforming loans	18,185	14,038	15,366	15,253	14,680	18,185	14,680
Other real estate owned (OREO)	4,028	4,610	3,763	2,368	2,636	4,028	2,636
Total nonperforming assets	22,213	18,648	19,129	17,621	17,316	22,213	17,316
Accruing loans past due 90 days or more	138	241	245	372	313	138	313
Total underperforming assets	$22,351	$18,889	$19,374	$17,993	$17,629	$22,351	$17,629
Total classified assets	$67,393	$58,284	$54,511	$55,302	$49,372	$67,393	$49,372

CREDIT QUALITY RATIOS
Allowance for loan and lease losses to
Nonaccrual loans	199.51%	219.47%	199.70%	202.29%	205.89%	199.51%	205.89%
Nonperforming loans	197.27%	216.22%	192.50%	194.83%	197.94%	197.27%	197.94%
Total ending loans	1.34%	1.14%	1.11%	1.14%	1.12%	1.34%	1.12%
Nonperforming loans to total loans	0.68%	0.53%	0.57%	0.58%	0.56%	0.68%	0.56%
Nonperforming assets to
Ending loans, plus OREO	0.83%	0.70%	0.71%	0.67%	0.67%	0.83%	0.67%
Total assets	0.60%	0.53%	0.55%	0.53%	0.51%	0.60%	0.51%

FIRST FINANCIAL BANCORP.
CAPITAL ADEQUACY

(Dollars in thousands)
(Unaudited)

						Twelve months ended,
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2008	2008	2008	2008	2007	2008	2007
PER COMMON SHARE
Market Price
High	$14.30	$14.80	$13.88	$13.81	$13.89	$14.80	$16.76
Low	$10.81	$8.10	$9.20	$10.19	$10.12	$8.10	$10.12
Close	$12.39	$14.60	$9.20	$13.45	$11.40	$12.39	$11.40

Average common shares outstanding - basic	37,133,725	37,132,864	37,114,451	37,066,754	37,370,618	37,112,065	38,455,084
Average common shares outstanding - diluted	37,567,032	37,504,231	37,524,789	37,431,918	37,370,650	37,484,198	38,459,138
Ending common shares outstanding	37,481,201	37,476,607	37,483,384	37,488,229	37,367,808	37,481,201	37,367,808

REGULATORY CAPITAL	Preliminary					Preliminary
Tier 1 Capital	$356,307	$274,513	$274,372	$272,614	$274,046	$356,307	$274,046
Tier 1 Ratio	12.38%	9.80%	9.99%	10.20%	10.29%	12.38%	10.29%
Total Capital	$392,180	$304,866	$303,952	$302,332	$303,103	$392,180	$303,103
Total Capital Ratio	13.62%	10.89%	11.06%	11.31%	11.38%	13.62%	11.38%
Total Capital in excess of minimum
requirement	$161,896	$80,806	$84,147	$88,553	$90,062	$161,896	$90,062
Total Risk-Adjusted Assets	$2,878,548	$2,800,753	$2,747,559	$2,672,242	$2,663,007	$2,878,548	$2,663,007
Leverage Ratio	10.00%	7.95%	8.21%	8.32%	8.26%	10.00%	8.33%

OTHER CAPITAL RATIOS
Ending shareholders' equity to ending
assets	9.42%	7.89%	7.96%	8.36%	8.21%	9.42%	8.21%
Ending common shareholders' equity
to ending assets	7.25%	7.89%	7.96%	8.36%	8.21%	7.25%	8.21%
Ending tangible shareholders' equity
to ending tangible assets	8.70%	7.13%	7.18%	7.55%	7.41%	8.70%	7.41%
Ending tangible common shareholders'
equity to ending tangible assets	6.52%	7.13%	7.18%	7.55%	7.41%	6.52%	7.41%
Average shareholders' equity to
average assets	8.04%	7.96%	8.29%	8.39%	8.27%	8.16%	8.47%
Average common shareholders' equity
to average assets	7.82%	7.96%	8.29%	8.39%	8.27%	8.11%	8.47%
Average tangible shareholders' equity
to average tangible assets	7.28%	7.18%	7.50%	7.58%	7.47%	7.37%	7.66%
Average tangible common shareholders'
equity to average tangible assets	7.05%	7.18%	7.50%	7.58%	7.47%	7.31%	7.66%

REPURCHASE PROGRAM (1)
Shares repurchased	0	0	0	0	34,300	0	2,000,000
Average share repurchase price	$0.00	$0.00	$0.00	$0.00	$13.52	$0.00	$13.65
Total cost of shares repurchased	$0	$0	$0	$0	$464	$0	$27,297

(1) Represents share repurchases as part of publicly announced plans.